As filed with the Securities and Exchange Commission on May 2, 2024

Registration File No. 333-278858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Exact name of registrant as specified in its charter)

Connecticut
(State or jurisdiction of incorporation or organization)

71-0294708
(I.R.S. Employer Identification Number)

One Orange Way, Windsor, Connecticut 06095-4774, 1-800-262-3862
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ian Macleod , Counsel
Security Life Of Denver Insurance Company
As administrator for Voya Retirement Insurance and Annuity Company
1475 Dunwoody Drive , West Chester, PA 19380
(763) 342-9164

As soon as practical after the effective date of this registration statement.
We request acceleration of the effective date of this Registration Statement to May 1, 2024.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated Filer	☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 8(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Voya Retirement Insurance and Annuity Company is hereby filing this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-278858), originally filed on April 20, 2024, the (“Registration Statement”), to include the hyperlinks for the Exhibit Index. The balance of the Registration Statement remains unchanged and has been omitted.

 EXHIBIT INDEX

Exhibit No.	Exhibit

16(1)(i)
Principal Underwriting Agreement, effective as of the 17th day of November, 2006, by and between ING Life Insurance and Annuity Company, on its own behalf and on behalf of other Accounts (as defined therein), and ING Financial Advisers, LLC

16(4)(i)	Single Premium Deferred Modified Guaranteed Annuity Contract (IU-IA-3096)
16(4)(ii)	IRA Endorsement (IU-RA-4021)
16(4)(iii)	Roth IRA Endorsement (IU-RA-4022)
16(4)(iv)	Single Premium Deferred Modified Guaranteed Annuity Application (153740)(12/14/2009)
16(4)(v)	Single Premium Deferred Modified Guaranteed Annuity Application (153740) (02/01/2010)
16(5)	Opinion re: Legality.
16(23)(i)	Consent of Independent Registered Public Accounting Firm
16(23)(ii)	Consent of Legal Counsel
16(24)(i)	Powers of Attorney
16(107)     Ex-Filing Fee Table